UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2005

Date of Report (Date of earliest event reported)

INFONET SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15475	95-4148675
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2160 East Grand Avenue

El Segundo, California 90245

(Address of principal executive offices) (Zip Code)

(310) 335-2600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger (as defined in Item 5.01), Infonet Services Corporation (“Infonet”) has notified the New York Stock Exchange that all of Infonet’s Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, has been converted into the right to receive $2.06 per share, as described in Item 5.01, and has requested that the New York Stock Exchange file with the Securities and Exchange Commission an application on Form 25 to strike Infonet’s Class B common stock from listing and registration thereon.

Item 5.01 Changes in Control of Registrant

On February 25, 2005, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 8, 2004, by and among Infonet, British Telecommunications plc., a company incorporated in England and Wales (“British Telecommunications”), and Blue Acquisition Corp., a Delaware corporation (“Merger Sub”) (the “Merger Agreement”), British Telecommunications completed the acquisition of Infonet through the merger of Merger Sub with and into Infonet (the “Merger”). Infonet was the surviving corporation in the Merger, and as a result of the Merger, Infonet became a wholly-owned subsidiary of British Telecommunications. British Telecommunications is a wholly-owned subsidiary of BT Group plc, a company incorporated in England and Wales. Completion of the Merger followed the approval and adoption of the Merger Agreement at a special meeting of Infonet’s stockholders held on February 23, 2005, and the satisfaction of all other conditions to the Merger.

The aggregate purchase price paid to Infonet’s stockholders as consideration for the Merger was approximately $965 million, which was paid by British Telecommunications out of currently available cash.

This description of the Merger does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Merger Agreement, by and among Infonet, British Telecommunications and Merger Sub, a copy of which is included as Exhibit 2.1 herein and is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the closing of the Merger, effective as of February 25, 2005, each of John Allerton, Bruce A. Beda, Per-Eric Fylking, Peter G. Hanelt, Timothy P. Hartman, Yuzo Mori, Matthew J. O’Rourke, Hanspeter Quadri and José Manuel Santero resigned their positions as members of the Board of Directors of Infonet.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Merger, effective as of February 25, 2005, the certificate of incorporation of Infonet was amended by the Certificate of Merger filed by Infonet with the Secretary of State of the State of Delaware on February 25, 2005. The Restated Certificate of Incorporation of Infonet, which is attached as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03, amends the certificate of incorporation by, among other things, reducing the authorized capital shares of Infonet from 400,000,000 shares of Class A common stock, 600,000,000 shares of Class B common stock and 30,000,000 shares of Class C common stock, each with a par value of $0.01 per share, to 1000 shares of common stock, par value $0.01 per share.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 8, 2004, by and among Infonet Services Corporation, a Delaware corporation, British Telecommunications plc., a company incorporated in England and Wales, and Blue Acquisition Corp., a Delaware corporation (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Infonet Services Corporation on November 9, 2004).

3.1	Restated Certificate of Incorporation of Infonet Services Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Infonet has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFONET SERVICES CORPORATION

Date: February 25, 2005

	By:	/s/ PAUL A. GALLEBERG
	Name:	Paul A. Galleberg
	Title:	Senior Vice President, General Counsel and Secretary